EXHIBIT 11.1


                     Transport Corporation of America, Inc.
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)
                                   (unaudited)

                                                      Three months ended           Nine months ended
                                                         September 30,               September 30,
                                                   ------------------------    ------------------------
                                                      1999          1998          1999          1998
                                                   ----------    ----------    ----------    ----------
Net earnings                                       $    2,644    $    3,940    $    8,682    $    7,454
                                                   ==========    ==========    ==========    ==========

Average number of common
     shares outstanding                             7,044,409     6,714,611     6,885,156     6,699,019

Average number of common shares outstanding,
     non-detachable put                             1,200,000     1,200,000     1,200,000       400,000
                                                   ----------    ----------    ----------    ----------

Average number of common shares outstanding,
     including non-detachable put                   8,244,409     7,914,611     8,085,156     7,099,019

Dilutive effect of outstanding stock
     options and warrants                              41,053        49,167        36,622        73,197

Dilutive effect of non-detachable put option          216,451       261,494       381,895        87,165
                                                   ----------    ----------    ----------    ----------

Average number of common and dilutive potential
     common shares outstanding                      8,501,913     8,225,272     8,503,673     7,259,381
                                                   ==========    ==========    ==========    ==========

Basic earnings per share                           $     0.32    $     0.50    $     1.07    $     1.05
                                                   ==========    ==========    ==========    ==========

Diluted earnings per share                         $     0.31    $     0.48    $     1.02    $     1.03
                                                   ==========    ==========    ==========    ==========